     As filed with the Securities and Exchange Commission on July 6, 2000
                                                     Registration No. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                          WYNDHAM INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

                               ----------------
               Delaware                              94-2878485
    (State or other jurisdiction of     (I.R.S. Employer Identification No.)
    incorporation or organization)

                               ----------------

                             1950 Stemmons Freeway
                                  Suite 6001
                              Dallas, Texas 75207
                                (214) 863-1000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Fred J. Kleisner                           Copy to:

 Chief Executive Officer and President        N. Kathleen Friday, P.C.
         1950 Stemmons Freeway           Akin, Gump, Strauss, Hauer & Feld,
              Suite 6001                               L.L.P.
          Dallas, Texas 75207              1700 Pacific Avenue, Suite 4100
            (214) 863-1000                    Dallas, Texas 75201-4675

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable following the effective date of this registration statement.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                               ----------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                    Proposed       Proposed
                                      Amount        Maximum        Maximum       Amount of
     Title of Each Class of           to be      Offering Price   Aggregate     Registration
   Securities to be Registered    Registered(1)    per Share    Offering Price      Fee
--------------------------------------------------------------------------------------------
Class A Common Stock,               1,336,276
 par value $0.01 per share.......     shares        $2.44(1)    $3,260,514(1)       $907
--------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the amount of the registration fee based on the average of the high and low sales prices of the class A common stock reported by the New York Stock Exchange on July 5, 2000. The class A common stock includes associated series C junior preferred stock purchase rights. One series C junior preferred stock purchase right will be issued with each share of class A common stock. Because no additional consideration will be received for these rights, no registration fee is required with respect to them under Rule 457(i) of the Securities Act.

                               ----------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   Subject to Completion, dated July 6, 2000

PROSPECTUS

                                1,336,276 Shares

                          WYNDHAM INTERNATIONAL, INC.

                       1950 Stemmons Freeway, Suite 6001
                              Dallas, Texas 75207
                                 (214) 863-1000

                              Class A Common Stock

  This prospectus relates to the public offer and sale of up to 1,336,276 shares of our class A common stock by the selling stockholders named in this prospectus.

  Our class A common stock is traded on the New York Stock Exchange under the symbol "WYN". On July 5, 2000, the last reported sale price for our class A common stock was $2.44 per share.

                                  -----------

  INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is       , 2000.

                               TABLE OF CONTENTS

                                                                            Page
Wyndham International, Inc.................................................   1
Uncertainty Of Forward-Looking Statements..................................   1
About This Prospectus......................................................   1
Use Of Proceeds............................................................   1
Description Of Class A Common Stock........................................   2
Selling Stockholders.......................................................   2
Plan Of Distribution.......................................................   3
Legal Matters..............................................................   4
Experts....................................................................   4
Where You Can Find More Information........................................   4

                          WYNDHAM INTERNATIONAL, INC.

  We are a fully integrated and branded hotel enterprise that has, as of June 15, 2000, an aggregate hotel portfolio of 259 hotel properties with over 65,000 rooms in the United States, Canada, the Caribbean and Europe. We are engaged in the ownership, management, leasing and franchising of hotels and resorts, primarily in the luxury and upscale segments. We are focused on developing our Wyndham brands: Wyndham Hotels and Resorts, Wyndham Luxury Resorts and Summerfield Suites by Wyndham. We intend to continue to develop and build brand recognition of our products through the continuation of our re-branding program, a unified marketing campaign, an expanded advertising budget and a proprietary centralized reservation system and reservation organizations.

  As of June 15, 2000, we, directly or indirectly through our subsidiaries, owned interests in 149 hotels totaling over 41,300 rooms and leased 36 hotels from third parties totaling over 5,400 rooms. In addition, we managed 45 hotels with over 13,600 rooms for third party owners and franchised 29 hotels under the Wyndham brands with over 5,400 rooms. The hotels are diversified by franchise or brand affiliation and serve primarily U.S. business centers. In addition to hotels catering primarily to business travelers, our portfolio includes world-class resort hotels and prominent hotels in major tourist destinations.

                   UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

  This prospectus, any prospectus supplement, and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters, identify forward-looking statements. These statements include statements regarding our intent, belief or current expectations. You are cautioned that any forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. You should refer to the section entitled "Certain Risk Factors" beginning on page 11 of our 1999 Annual Report on Form 10-K, which is incorporated by reference, for a discussion of risk factors that could cause actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. The forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the various factors identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein that could cause actual results to differ.

                             ABOUT THIS PROSPECTUS

  This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf registration" process. Under this shelf process, the selling stockholders may, from time to time, sell the securities described in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                                USE OF PROCEEDS

  We will not receive any proceeds from the sale of class A common stock by the selling stockholders.

                      DESCRIPTION OF CLASS A COMMON STOCK

  Our Board of Directors has the authority to issue up to 750,000,000 shares of our class A common stock, par value $0.01 per share. As of June 15, 2000, 167,721,297 shares of our class A common stock were outstanding. The following discussion summarizes the important terms of our class A common stock.

  Except as described below regarding the election of directors, each share of class A common stock will be entitled to one vote on each matter submitted to a vote at any meeting of stockholders and the holders of shares of class A common stock will vote together as one class on all matters submitted to a vote of stockholders or, if any holders of shares of preferred stock are entitled to vote together with the holders of class A common stock on any matter, as a single class with the holders of preferred stock on the matter.

  The right of the holders of the class A common stock to elect members of our Board of Directors depends on the class of directors being elected.

  . Class A Directors: Before the date the holders of class B common stock may voluntarily convert their class B common stock to class A common stock, holders of the class A common stock will elect the class A directors by plurality vote. From and after the date the holders of class B common stock may voluntarily convert their class B common stock to class A common stock, holders of the class A common stock, voting together as a single class with the holders of the class B common stock and series B preferred stock, will elect the class A directors by plurality vote.

  . Class B Directors: Holders of class A common stock have no right to participate in the election of the class B directors.

  . Class C Directors: Holders of the class A common stock, voting together as a single class with the holders of the class B common stock and series B preferred stock, generally will elect the Class C directors by plurality vote.

  Subject to the rights of holders of preferred stock, holders of class A common stock will be entitled to receive dividends and other distributions in cash, stock or property as determined by our Board of Directors from time to time. The holders of the class A common stock and the class B common stock will be entitled to receive, and generally to share equally and ratably in, such dividends. However, if dividends are payable in shares of class A common stock or class B common stock, the dividends will be declared at the same rate on each class of stock, and the dividends payable to holders of class A common stock will be paid in class A common stock and the dividends payable to holders of class B common stock will be paid in class B common stock.

  Upon our voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up, after distribution in full of preferential amounts to be distributed to the holders of preferred stock or any other class or series of stock having a preference as to liquidating distributions over the class A common stock, the holders of the class A common stock and the class B common stock will be entitled to share equally and ratably in all of our remaining assets available for distribution to stockholders.

  Unless approved by our Board of Directors in an agreement, holders of our class A common stock do not have preemptive rights to purchase (1) additional shares of our capital stock, (2) warrants, rights or options to purchase additional shares of our capital stock or (3) any obligations convertible into such stock, warrants, rights or options.

                             SELLING STOCKHOLDERS

  The following table sets forth the name of each selling stockholder, the number of shares of class A common stock beneficially owned by each selling stockholder immediately prior to the date of this prospectus, the number of shares covered by this prospectus, the number of shares to be beneficially owned by each selling stockholder upon completion of this offering, and the percentage of shares to be owned by each selling stockholder upon completion of this offering. However, because the selling stockholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time after the date of this prospectus, we cannot determine the exact number of shares that each selling stockholder may retain after completion of this offering. The last two columns of this table assume that the selling stockholders will sell all their respective shares covered by this prospectus and will not buy or sell any additional shares of class A common stock.

                                                        Beneficial Ownership of
                                                         Shares After Offering
                                                      --------------------------------
                           Beneficial      Number of
                            Ownership        Shares                    Percentage of
Name of Selling             of Shares      Covered by Number of      Total Outstanding
Stockholder              Before Offering   Prospectus  Shares             Shares
---------------          ---------------   ---------- ---------      -----------------
Alibhai, Amir...........      224,399       133,627      90,772               *
Alibhai, Bahadur........      673,205       400,883     272,322               *
Alibhai, Haider.........      931,206       400,883     530,323               *
Alibhai, Karim..........    4,806,042(/1/)  400,883   4,405,159(/1/)        2.6%

--------
* Less than one percent.
(1) Includes options to purchase 100,000 shares granted to Mr. Alibhai that are currently exercisable.

                             PLAN OF DISTRIBUTION

  The selling stockholders may from time to time offer and sell the shares on the New York Stock Exchange, in the over-the-counter market or otherwise. They may sell the shares in the following manners, among others:

  .in ordinary brokerage transactions;

  .in block transactions;

  .in privately negotiated transactions;

  .through put or call option transactions;

  .through short sales; or

  .pursuant to Rule 144.

Those transactions may or may not involve brokers or dealers. If the transactions do include brokers, the selling stockholders expect to pay customary brokerage commission and charges. We will pay all expenses other than underwriting discounts, selling commissions and fees, and legal and accounting fees incurred by the selling stockholders incident to the offering and sale of the class A common stock.

  The selling stockholders are not obligated to sell any or all of the shares of class A common stock offered pursuant to this prospectus. Each of the selling stockholders reserves the right to accept and to reject in whole or in part any proposed purchase of the shares of class A common stock.

  To the extent required, a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part will set forth the aggregate principal amount of the shares to be sold, the names of the selling stockholders, the purchase price, the name of any agent, broker-dealer or underwriters and any applicable commission with respect to a particular offer. The selling stockholders and any agents, broker-dealers or underwriters that participate with the selling stockholders in the distribution of the shares of class A common stock may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any discounts, commissions or conversions received by the agents, broker-dealers or underwriters and any profit on the resale of the shares of class A common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.

  We have agreed to indemnify the selling stockholders and their respective directors, officers and controlling persons against liabilities relating to the registration statement, including liabilities under the Securities Act. Each selling stockholder has agreed to indemnify us and our directors, officers and controlling persons against liabilities relating to the information given to us by that selling stockholder in writing for inclusion in the registration statement, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters in connection with this offering will be passed upon for us by Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                    EXPERTS

  The Financial Statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Wyndham International, Inc. for the year ended December 31, 1999 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

  Ernst & Young LLP, independent auditors, have audited our Consolidated Financial Statements as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated herein by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

  We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. In addition, our SEC filings are also available from the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

  We filed a registration statement on Form S-3 to register with the SEC the shares of our class A common stock to be offered hereby. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

  The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus.

  We incorporate by reference the documents listed below and, until this offering has been completed, any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  1.Our Annual Report on Form 10-K for the year ended December 31, 1999;

  2.Our Quarterly Report on Form 10-Q for the three months ended March 31,
  2000;

  3. The description of our class A common stock, which is contained in our Registration Statement on Form 8-A/A, dated August 11, 1999; and

  4. The description of our series C junior preferred stock purchase rights, which is contained in our Registration Statement on Form 8-A/A, dated August 11, 1999 and as amended on May 30, 2000.

  You may request free copies of these filings by writing or telephoning us at the following address:

            Wyndham International, Inc.
            1950 Stemmons Freeway
            Suite 6001
            Dallas, Texas 75207
            Attn: Shareholder Relations
            (214) 863-1000

  You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide different information to you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                                1,336,276 Shares

                          WYNDHAM INTERNATIONAL, INC.

                              Class A Common Stock

                               ----------------

                                   PROSPECTUS

                               ----------------

                                     , 2000

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The following table sets forth expenses in connection with the issuance and distribution of the securities being registered. All amounts shown are estimated, except the SEC registration fee.

   SEC registration fee...............................................  $   907
   Legal and accounting fees and expenses (including blue sky fees and
    expenses).........................................................   10,000
   Printing...........................................................    1,000
   Miscellaneous......................................................    1,093
                                                                        -------
    Total.............................................................  $13,000
                                                                        =======

Item 15. Indemnification of Directors and Officers.

  Pursuant to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), our Certificate of Incorporation contains provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty other than liability for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or any transaction from which the director derived an improper personal benefit.

  Section 145 of the DGCL permits, and under certain circumstances requires, us to indemnify our directors, officers, employees, and agents subject to certain conditions and limitations. Our Bylaws contain provisions to indemnify our directors and officers to the fullest extent permitted by Section 145 of the DGCL, including circumstances in which indemnification is otherwise discretionary. In addition, we maintain officers' and directors' liability insurance that insures against liabilities that our officers and directors may incur in their respective capacities.

Item 16. Exhibits.

  A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by this reference. All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission have been omitted because they are inapplicable or the required information has otherwise been omitted.

Item 17. Undertakings.

  We hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described under Item 15 above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 6, 2000.

                                          WYNDHAM INTERNATIONAL, INC.

                                                  /s/ Fred J. Kleisner
                                          By: _________________________________
                                                      Fred J. Kleisner
                                                Chief Executive Officer and
                                                          President

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Wyndham International, Inc. hereby constitutes and appoints Fred
J. Kleisner and Carla S. Moreland, and each of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name and place, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, to sign any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

                 Name                                Title                       Date
                 ----                                -----                       ----

       /s/ Fred J. Kleisner            Chief Executive Officer, President    July 6, 2000
______________________________________  (Principal Executive Officer) and
           Fred J. Kleisner                         Director

        /s/ Richard Smith              Executive Vice President and Chief    July 6, 2000
______________________________________    Financial Officer (Principal
           Richard A. Smith              Financial Officer and Principal
                                               Accounting Officer)

      /s/ James D. Carreker                         Director                 July 6, 2000
______________________________________
          James D. Carreker

                                                    Director
______________________________________
           Karim A. Alibhai

          /s/ Leon Black                            Director                 July 6, 2000
______________________________________
              Leon Black

                 Name                            Title                   Date
                 ----                            -----                   ----

        /s/ Leonard Boxer                       Director             July 6, 2000
______________________________________
            Leonard Boxer

      /s/ Norman Brownstein                     Director             July 6, 2000
______________________________________
          Norman Brownstein

        /s/ Stephen Clark                       Director             July 6, 2000
______________________________________
            Stephen Clark

         /s/ Milton Fine                        Director             July 6, 2000
______________________________________
             Milton Fine

        /s/ Paul Fribourg                       Director             July 6, 2000
______________________________________
            Paul Fribourg

       /s/ Susan Groenteman                     Director             July 6, 2000
______________________________________
           Susan Groenteman

        /s/ Thomas H. Lee                       Director             July 6, 2000
______________________________________
            Thomas H. Lee

                                                Director
______________________________________
            Alan Leventhal

                                                Director
______________________________________
             William Mack

         /s/ Lee Neibart                        Director             July 6, 2000
______________________________________
             Lee Neibart

          /s/ Marc Rowan                        Director             July 6, 2000
______________________________________
              Marc Rowan

        /s/ Rolf E. Ruhfus                      Director             July 6, 2000
______________________________________
            Rolf E. Ruhfus

         /s/ Scott Schoen                       Director             July 6, 2000
______________________________________
             Scott Schoen

        /s/ Scott Sperling                      Director             July 6, 2000
______________________________________
            Scott Sperling

       /s/ Sherwood Weiser                      Director             July 6, 2000
______________________________________
          Sherwood M. Weiser

                               INDEX TO EXHIBITS

 Exhibit
 Number                                Description
 -------                               -----------

  3.1    Form of Restated Certificate of Incorporation of the Company
          (incorporated by reference to Exhibit 99.3 to the Company's Current
          Report on Form 8-K dated March 2, 1999 (filed March 2, 1999)).

  3.2 Form of Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 99.4 to the Company's Current Report on Form 8-K dated March 2, 1999 (filed March 2, 1999)).

  4.1    Shareholder Rights Agreement, dated as of June 29, 1999, between the
          Company and American Stock Transfer and Trust Company, as Rights
          Agent (incorporated by reference to Exhibit 4.1 to the Company's
          Current Report on Form 8-K dated June 29, 1999 (filed July 12,
          1999)).

  4.2    Amendment No. 1 to the Shareholder Rights Agreement, dated May 12,
          2000, by and between the Company and American Stock Transfer and Trust Company, as Rights Agent (incorporated by reference to Exhibit
          4.2 to the Company's Registration Statement on Form 8-A/A dated May
          30, 2000 (filed May 30, 2000)).

  5.1*   Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

 23.1*   Consent of PricewaterhouseCoopers, LLP

 23.2*   Consent of Ernst & Young, LLP

 23.3*   Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
          Exhibit 5.1)

--------
*Filed herewith.